Exhibit 99.1

los angeles  •  montreal  •  london  •  Tokyo

INVESTOR RELATIONS CONTACT

Andrew Greenebaum/Allyson Pooley
Integrated Corporate Relations
 Phone:  310.395.2215

JAMDAT MOBILE ACQUIRES BLUE LAVA WIRELESS AND
LONG TERM TETRIS LICENSE, AND
PRE-ANNOUNCES RECORD Q1 2005 REVENUES

•                  Acquires Blue Lava Wireless and exclusive worldwide wireless license to Tetris

•                  Transaction expected to add $0.10 to 2005 GAAP earnings per share

•                  Pre-announces better than expected Q1 2005 revenues

LOS ANGELES – April 20, 2005 – JAMDAT Mobile Inc. (NASDAQ: JMDT)

Global wireless entertainment publisher JAMDAT Mobile Inc. (NASDAQ: JMDT) announced the completion earlier today of its acquisition of Blue Lava Wireless, LLC for approximately $137 million.  As part of the transaction, JAMDAT has acquired an exclusive, 15 year worldwide license to the wireless telephony device rights for Tetris (with an option for an additional 3 years), one of the most popular mobile games worldwide. JAMDAT will immediately acquire the rights to publish Tetris in North America, Latin America and India, marking the first time that Tetris has been distributed in Latin America and India.  Additionally, JAMDAT will acquire the Tetris wireless rights for Europe, China, Japan, Korea, Australia and New Zealand, as the current licensees’ rights expire throughout 2005.

JAMDAT also announced today that it expects its Q1 2005 revenues, which are subject to final review, to be approximately $14.9- $15.1 million, a 30% sequential increase over the fourth quarter 2004, and above its prior guidance of $14.1 million.   The Company expects GAAP and adjusted diluted earnings per share to be above previous guidance as well.  The financial results of Blue Lava are not included in Q1 results.  Additionally, JAMDAT preliminarily expects the acquisition of Blue Lava Wireless and the partial year international Tetris rights to add approximately $0.10 to GAAP earnings per share in 2005, subject to final purchase price allocation and other adjustments.  JAMDAT will give more detail, as well as updated 2005 guidance, when it reports its full first quarter results on May 5, 2005.

JAMDAT Mobile Inc.

3415 S. Sepulveda Blvd. Suite 700, Los Angeles, CA 90034  USA

“The combination of JAMDAT and Blue Lava will join two strong and profitable companies resulting in significant earnings scale and cash flow potential,” said Mitch Lasky, Chairman and Chief Executive Officer of JAMDAT Mobile.  “There is significant strategic value in this acquisition.   Tetris is a killer wireless gaming application and together with our existing content portfolio, we believe we will have an unmatched product offering for carriers and consumers.   The acquisition will also enhance JAMDAT’s global distribution strength, and increase our market share in Europe and Asia.”

Blue Lava Wireless, based in Honolulu, Hawaii, is a leading developer and publisher of mobile games, including Tetris, Tetris Deluxe, Tetris Cascade, Tetris Tournament for Prizes, Blue Blocks, Pinball Dragon and Dell Magazine Crosswords.  Henk Rogers, founder of Blue Lava, and widely recognized for his efforts in making Tetris into the mega-hit it is today, will manage JAMDAT’s wireless Tetris franchise and join its board of directors.  Blue Lava’s employees and development team will become employees of JAMDAT and JAMDAT will maintain a studio in Honolulu.

Tetris, originally created in the former Soviet Union in 1985, is a simple, yet compelling, real-time puzzle game.  It is one of the most powerful and recognizable brands in the gaming industry and is one of the top selling mobile games around the world.

 “JAMDAT’s industry leading position and distribution muscle make it the perfect partner to bring the Tetris brand to wireless consumers around the world,” said Blue Lava founder and CEO, Henk Rogers.

Under the terms of the purchase agreement, JAMDAT will pay approximately $137 million (excluding payment of approximately $3.7 million for net cash and accounts receivable), consisting of $60 million in cash and 4.05 million shares of JAMDAT stock at closing and a deferred payment of $13.7 million in cash or stock at JAMDAT’s option.

Merrill Lynch & Co. acted as financial advisor to JAMDAT and rendered a fairness opinion to JAMDAT’s board of directors in connection with the acquisition, and Sheppard Mullin Richter & Hampton LLP acted as legal advisor to JAMDAT.

JAMDAT’s discussion of its Q1 financial and operating results is based upon preliminary information and is subject to change based upon actual financial and operating results for the period.  Note that statements made by JAMDAT may involve future goals and targets, based upon current expectations and current plans. These comments are forward-looking, plans may change and actual results may differ materially.

Conference Call Today

JAMDAT Mobile will hold a teleconference call today at 5:00 p.m. Eastern Daylight Time to discuss the transaction and its pre-announced Q1 2005 results.  The call will be accessible by direct dial at 877-407-9039 (US) or 201-689-8359(International).  A listen-only live webcast will also be available on the Company’s website at www.jamdat.com in the Investor Relations section.  A replay of the call will be available until April 27, 2005, by calling 877-660-6853 (US) or 201-612-7415 (International) and entering account # 3055, and conference ID# 149434 .  The webcast will also be archived on the Company’s website.

About JAMDAT Mobile Inc.

JAMDAT Mobile Inc. is a global publisher of wireless entertainment applications, including games, ring tones, images and other content.  JAMDAT’s application portfolio is based on original and licensed intellectual properties and includes JAMDAT Bowling, Downtown Texas Hold ‘Em, Lemonade Tycoon®, Bejeweled, The Lord of the Rings®, Tony Hawk’s® Underground and Scrabble®.  JAMDAT distributes its applications through wireless carriers, including Boost Mobile, Cingular Wireless, 02 (UK), Nextel, NTT DoCoMo, Orange, Sprint, Telefonica Moviles, T-Mobile, Verizon Wireless, Virgin Mobile, Vivo and Vodafone. For more information, please visit www.jamdat.com.

About Blue Lava, LLC

Blue Lava Wireless is a leading wireless entertainment publisher.  It brings quality puzzle, card, casino, sports and action games, in single and multi-player variations, to the North American market.  Blue Lava Wireless has an exclusive worldwide license to the wireless rights for Tetris.  Also included in Blue Lava’s content portfolio are Tetris Deluxe, Tetris Cascade, Tetris Tournament for Prizes, Tetris Battle, Blue Blocks, Pinball Dragon and Dell Magazine Crosswords.

Safe Harbor Statement

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for JAMDAT’s markets and the demand for its products. Factors that could cause JAMDAT’s actual results to differ materially from these forward-looking statements include JAMDAT’s ability to integrate the acquisition of Blue Lava Wireless, anticipated growth in the handset market, JAMDAT’s ability to effectively market and sell products in diverse market segments, its reliance on a limited number of products and third-party vendors and distributors, its ability to expand studio operations, increases in fulfillment costs, disruptions to information technology systems, unpredictable events and circumstances relating to international suppliers, increased competition, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.  Readers are also cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made.

We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.